EXHIBIT 4.4

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

July 7, 2020

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Ladies and Gentlemen:

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC., a Nevada corporation (the "Company") issued that certain 6% secured convertible promissory note, in the principal of $112,000.00 (the “Note”), to FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the "Investor"), on July 7, 2020, pursuant to that certain securities purchase agreement of even date (the “Agreement”). The shares of the Company’s common stock into which the Note is convertible into and all other shares of the Company’s common stock issuable pursuant to the Agreement and/or Note shall be collectively referred to herein as the Shares.

We have previously provided you with a certified copy of resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Shares. You are hereby directed to issue the Shares in accordance with the delivery instructions below, to be filled in by the Investor, at Investor’s discretion, at the time of each conversion of the Note (or issuable to the Investor otherwise as contemplated by the Agreement and/or Note) without any additional confirmation or signature by the Company:

(to be completed by Investor before delivery)
Name and Address	Number of Shares

Unless you have received an opinion of counsel in form, substance and scope customary for opinions of counsel in comparable transactions that the shares have been registered under the 1933 Act or may be sold pursuant to Rule 144 without any restriction, you are hereby instructed to place the following legends on any certificate representing such shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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The Company’s current transfer agent, and any future transfer agent of the Company, may irrevocably rely upon a signed copy of this issuance letter, filled in by the Investor, including but not limited to the following transfer agents:

ACS Securities Services, Inc.

ACS Unclaimed Property Clearinghouse, Inc.

Administrative Data Management Corp.

AFLAC Incorporated

ALLETE Inc.

Alliance Bernstein L.P.

Amboy National Bank

Ameren Services Company

American Electric Power Services Corp.

American Registrar & Transfer Co.

Action Stock Transfer Corporation

American Stock Transfer & Trust Company

Andesa Services, Inc.

Atlas Resources, LLC

BancFirst

Banco Popular De Puerto Rico

The Bank of New York Mellon

The Bank of Nova Scotia Trust Co of NY

Bank of the Ozarks

Bankers Trust Company

Baron Capital Transfer & Registrar

Bay City Transfer Agency & Registrar Inc.

BNY Mellon Investment Servicing (US) Inc.

Boston Financial Data Services, Inc.

Broadridge Financial Solutions, Inc.

Canadian Stock Transfer Company, Inc.

Capital Transfer Agency Inc.

CenterPoint Energy, Inc.

Cincinnati Financial Corporation

Citi Fund Services

Citibank, N.A.

Citizens First National Bank

Colonial Stock Transfer

Colorado Financial Service Corporation

Columbia Stock Transfer Company

Commerce Bank of Kansas City, N.A.

Commonwealth Fund Services, Inc.

Community Trust Bank, Inc.

Computershare Investor Services, Inc.

Continental Stock Transfer & Trust Co.

Corporate Stock Transfer, Inc.

Cortland Savings & Banking Co.

ClearTrust, LLC

D. F. King & Co., Inc.

DWS Investments Service Company

Eagle Asset Management

Eastern Caribbean Central Securities Registry

Eaton Vance Management

Ellen Philip Associates, Inc.

Empire Stock Transfer Inc.

Equity Financial Trust Company

Equity Stock Transfer

The Farmers Citizens Bank

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Fidelity Investments Insitutional Operations Company, Inc.

Fidelity Transfer Company

First American Stock Transfer, Inc.

First Guaranty Bank

First National Bank of Alaska

First Shareholder Services

FirstEnergy Corp.

First-Knox National Bank

Globex Transfer, LLC

GTI Corporate Transfer Agents, LLC

Harbor Services Group, Inc.

Hawaiian Electric Industries Inc.

Hickory Point Bank & Trust, fsb.

Hodgson Russ LLP

Holladay Stock Transfer

HSBC Bank USA, N. A.

IBM Corporation

Interwest Transfer Co., Inc.

Invesco Investment Services, Inc.

Isabella Bank Corporation

American Stock Transfer & Trust Company

IST Shareholder Services

ISTC Corporation

Jersey Transfer and Trust Co.

Kansas City Life Insurance Co.

LOYAL3 Transfer Corp.

Madison Stock Transfer, Inc.

Manhattan Transfer Registrar Co.

Manufacturers and Traders Trust Company

MFS Service Center, Inc.

MGE Energy, Inc.

National Financial Services LLC

Networth Services, Inc.

Nevada Agency and Transfer Company

The Northern Trust Company

Northwest Stock Transfer, Inc.

Old National Bancorp

The Old Second National Bank of Aurora

Olde Monmouth Stock Transfer Co., Inc.

Olympia Trust Company

Oppenheimer Funds, Inc.

OTC Corporate Transfer Service Co., Inc.

OTR, Inc.

Otter Tail Corporation

Pacific Stock Transfer Company

Penn Security Bank & Trust Co.

Philadelphia Stock Transfer, Inc.

Phoenix Transfer, Inc.

Pioneering Investment Management Shareholder Services, Inc.

Preferred Partnership Services Inc.

Presidents Stock Transfer Inc.

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Procter & Gamble Company

Progressive Transfer Corp.

Prudential Mutual Fund Services LLC

Publix Super Markets, Inc.

Putnam Investor Services, Inc.

Quicksilver Stock Transfer

RBC Capital Markets, LLC

Regions Bank

Registrar and Transfer Company

Reliance Trust Company

SCANA Corporation

Scivantage

Securities Information Center

Securities Transfer Corporation

Shareholder Compliance Consultants, N.A., Inc.

Shenandoah Telecommunications Company

Signature Stock Transfer, Inc.

The Southern Company

Spectra Energy Corp.

STALT, Inc.

Standard Registrar and Transfer Co., Inc.

State Street Bank and Trust Company

T. Rowe Price Services, Inc.

Transamerica Fund Services, Inc.

Transfer Online, Inc.

TranShare Corporation

Trustmark National Bank

U. S. Bancorp Fund Services, LLC

Ultimus Fund Solutions, LLC

UMB Fund Services, Inc.

Unclaimed Property Recovery & Reporting, Inc.

United Trust Group, Inc.

Valiant Trust Company

VStock Transfer

The Walt Disney Company

Web Stock Transfer & Trust

Wells Fargo Shareowner Services

West Coast Stock Transfer Inc.

Wilmington Trust Company

Wolters Kluwer Financial Services

Worldwide Stock Transfer, LLC

X-Clearing Corporation

Zions First National Bank

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Very truly yours,

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL, INC.

By:
Name:	William Robinson
Title:	Chief Executive Officer

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